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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF ICF KAISER INTERNATIONAL, INC.

     The following list contains the names and jurisdictions of incorporation of the six tiers of directly and indirectly owned subsidiaries of ICF Kaiser International, Inc. The ownership of entities which are less than wholly owned is indicated by an ownership percentage figure in parentheses following the name of the entity.


                                                                 Jurisdiction
                                                                       of
                                                                Incorporation
                                                                -------------


I.    BIOS CORPORATION (48%)                                         Delaware

I.      CLEMENT INTERNATIONAL CORPORATION                            Delaware

        II.   Newsys Environmental Technology System (15%)             Taiwan

I.      CYGNA GROUP, INC.                                            Delaware

        II.   Liability Risk Management, Inc.                      California

I.      GLOBAL TRADE & INVESTMENT, INC.                              Delaware

I.      ICF CANNON ASSOCIATES, INC.                                  Delaware

I.      ICF CONSULTING ASSOCIATES, INC.                              Delaware

        II.   ICF/CHEM-CONSULT (Consulting and Service Ltd.) (50%)    Hungary

I.      ICF INCORPORATED                                             Delaware

        II.   ICF/EKO (37.5%)                                          Russia

I.      ICF INFORMATION TECHNOLOGY, INC.                             Delaware

        II.   Phase Linear Systems Incorporated                      Delaware

I.      ICF KAISER ENGINEERS MASSACHUSETTS, INC.                     Delaware



                         - Page 1 of 3 -       Current as of January 12, 1994

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I       ICF KAISER HOLDINGS UNLIMITED, INC.                          Delaware

        II.    American Venture Investments Incorporated (100%)      Delaware
               III.  American Venture Holdings, Inc.                 Delaware

        II.    Cygna Energy Services                               California
               III.  Cygna Energy Services Michigan, Inc.            Michigan

        II.    Excell Development Construction, Inc.                 Delaware
               III.  International Systems, Inc.                     Colorado

        II.    ICF Leasing Corporation, Inc.                         Delaware

        II.    ICF Environnement                                       France

I.      ICFCORP INTERNATIONAL, INC.                                  Delaware

        II.    ICF Kaiser Engineers Group, Inc.                      Delaware

               III.  EKO-KOKS Kaiser Engineers, Inc. (50%)           Delaware
               III.  Henry J. Kaiser Company                           Nevada
               III.  ICF Florida First, Inc.                         Delaware
               III.  ICF Kaiser Engineers, Inc.                          Ohio
                     IV.   (See following page)
               III.  ICF Technology Incorporated                     Delaware
               III.  International Waste Energy Systems, Inc.        Delaware
               III.  KE Livermore, Inc.                              Delaware

        II.    ICF Resources Incorporated                            Delaware

               III.  ICF R G.P. No. 1, Inc.                          Delaware
               III.  HBG Hawaii, Inc.                                Delaware
                     IV.   Silversword, Inc. (50%)                   Delaware

I.      KAISER ENGINEERS HANFORD COMPANY                             Delaware

I.      KAISER ENGINEERS SOUTHERN COMPANY                              Nevada

I.      MONUMENT SELECT INSURANCE COMPANY                             Vermont

I.      SYSTEMS APPLICATIONS INC. (Name Holding Subsidiary Only)       Nevada

I.      TUDOR ENGINEERING COMPANY                                    Delaware


                     - Page 2 of 3 -           Current as of January 12, 1994

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SUBSIDIARIES OF ICF KAISER INTERNATIONAL, INC. (CONTINUED)


III.   ICF Kaiser Engineers, Inc.                                        Ohio

       IV.  Henry J. Kaiser Company (Canada) Ltd.                      Canada
       IV.  ICF Kaiser Engineers (California) Corporation            Delaware
       IV.  ICF Kaiser Engineers Corporation                         New York
       IV.  ICF Kaiser Engineers of Michigan, Inc.                   Michigan
       IV.  Kaiser Engineers Australia Pty. Limited (50%)           Australia
            V.  High Speed Rail Engineers Pty. Ltd. (25%)           Australia
            V.  Kaiser Engineers (NZ) Ltd (99%)                   New Zealand
       IV.  Kaiser Engineers and Constructors, Inc.                    Nevada
            V.  ICF Pty. Ltd. (50%)                                 Australia
            V.  Kaiser Engineers Limited (0.02%)                         U.K.
            V.  Kaiser Engineers Australia Pty. Limited (50%)       Australia
            V.  Kaiser Engenharia de Portugal Limitada (50%)         Portugal
            V.  Kaiser Engineers (NZ) Ltd (1%)                    New Zealand
            V.  Kaiser Engineers Pty. Ltd. (50%)                    Australia
            V.  Kaiser Ingenieria de Chile Limitada (51%)               Chile
       IV.  Kaiser Engineers International, Inc.                       Nevada
            V.  American Transit Consultants, Inc. (33 1/3%)         Delaware
            V.  ICF Pty. Ltd. (50%)                                 Australia
            V.  Kaiser Engenharia de Portugal Limitada (50%)         Portugal
            V.  Kaiser Engineers Pty. Ltd. (50%)                    Australia
            V.  Kaiser Ingeniera de Chile Limitada (49%)                Chile
       IV.  Kaiser Engineers Limited (99.98%)                            U.K.
            V.  Kaiser Engineers Technical Services Limited (75%)      Cyprus
            V.  Kaiser Engineers (UK) Limited (50%)                      U.K.
       IV.  Kaiser Engineers (UK) Limited (50%)                          U.K.
            V.  Kaiser Engineers Technical Services Limited (25%)      Cyprus
       IV.  Kaiser Engenharia e Constructoes Limitada                  Brazil
       IV.  KE, Inc.                                              Philippines
       IV.  KE, Inc. (dba in Massachusetts: Kaiser Engineers Co.)    Delaware
       IV.  KE Services Corporation                                  Delaware
       IV.  Overseas Constructors & Engineers, Inc.                  Delaware
       IV.  PCI Operating Company, Inc.                              Delaware


                             - Page 3 of 3 -   Current as of January 12, 1994